UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6th, 2017

Commission File Number: 333-209903

WIKE CORP.

(Exact name of Registrant as specified in its charter)

Nevada	37-1769300 (IRS Employer Identification No.)
(State of incorporation)

Via Arno 8, Bologna, Italy _______________________________ Address of Principle Executive Office 003 907-341980011 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On April 6th, 2017, Corina Safaler, the Company's Director and CEO, completed a transaction with Wentao Zhao, by which Mr. Zhao acquired 4,500,000 shares of common stock, representing 74% ownership of the Company. Mr. Zhao paid $305,000.00 in cash.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 6th, 2017 Ms. Safaler resigned from her official positions as Director and CEO of the Company, and on the same day the shareholders of the Corporation voted Ms. Sreyneang Jin as Director, and CEO, and Mr. Gim Hooi Ooi as CFO.

Ms. Jin, 30, has over 10 years of junket business in Phnom Penh, Cambodia. In the past 5 years, she has been working with leading junkets in various VIP rooms of Nagaworld Hotel Entertainment Complex Phnom Penh. Her executive level contacts in the Cambodia sector brings the company immediate credibility in this niche.

Mr. Ooi, Age 36, brings years of executive experience in the banking and financial services. He was CFO of Glorywin Entertainment Group and was formerly Senior Relationship Manager of Alliance Bank Malaysia Berhad and Account Relationship Manager at Hong Leong Bank Berhad. Mr. Ooi graduated with a BA in Mass Communication from University of Tunku Abdul Rahman in 2005.

ITEM 9.01 EXHIBITS

  (d) Exhibits.

10.1       Shareholder’s Resolution Appointing New Director

10.2       Resignation of Corina Safaler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WIKE Corp.

Date: April 13th, 2017	By:	/s/ Sreyneang Jin
Sreyneang Jin CEO